SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                           FORM 8-K/A
                         AMENDMENT NO. 1




                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of Earliest Event Reported): April 25, 2001



                KNOWLEDGE TRANSFER SYSTEMS, INC.
     (Exact name of registrant as specified in this Charter)



           Nevada                      0-28417            87-6121862
---------------------------   ----------------------   -----------------
State or other jurisdiction  (Commission File Number)    (IRS Employer
   of incorporation)                                  Identification No.)

              110 Broadway, Oakland, CA.               94617
     --------------------------------------         -----------
    (Address of principal executive offices)         (Zip Code)



 Registrant's Telephone Number, Including Area Code:  (510) 251-6230


                       GoThink.com Incorporated
  ------------------------------------------------------------
 (Former name or former address, if changed since last report.)


                                1


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

On April 25, 2001, Knowledge Transfer Systems, Inc. acquired KT Solutions, Inc. Following are the financial statements required to be filed in connection with this acquisition. Financial statements of KT Solutions, Inc. are filed herewith as Exhibit 99.1.

         (a)     Financial Statements.
                  See Exhibit Index, Exhibit 99.1

         (b)    Pro forma financial information
                 See Exhibit Index, Exhibit 99.1

         (c)    Exhibits.  The following exhibits are
                  incorporated herein by this reference:

     Exhibit No.     Description of Exhibit
     -----------  -----------------------------
         10* Stock Exchange Agreement dated as of March 1, 2001, Amended to April 25, 2001 among the Registrant and enSurge, Inc. and KT Solutions, Inc.

        99.1**    Financial statements.
   ____________________________
               *   Incorporated by reference to the same numbered
                    Exhibits to the Report on Form 8-K, as filed on May 2, 2001
              **  Filed herewith


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Knowledge Transfer Systems, Inc.

Date: June 6, 2001            By:   /S/   Steve K. Burke
                              --------------------------------
                              Steve K. Burke, President,
                              Chief Executive Officer and Director

                                2

                          EXHIBIT INDEX

     Exhibit No.     Description of Exhibit
     -----------   --------------------------
        10*        Stock Exchange Agreement dated as of March 1, 2001,
                    amended to April 25, 2001 among the Registrant and enSurge, Inc. and KT Solutions, Inc.

      99.1**       Financial statements, Index

   ____________________________
           * Incorporated by reference to the same numbered Exhibits to the Report on Form 8-K, as filed on May 2, 2001
          **  Filed herewith


                                3


                KNOWLEDGE TRANSFER SYSTEMS, INC.

                  INDEX TO FINANCIAL STATEMENTS


                                                                      Page

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS                    F-2

   Unaudited Pro Forma Condensed Balance Sheet - March  31,  2001     F-3

   Unaudited Pro Forma Condensed Statement of Operations for  the
     Three Months Ended March 31, 2001                                F-4

   Unaudited Pro Forma Condensed Statement of Operations for  the
     Year Ended December 31, 2000                                     F-5

   Notes  to  Unaudited Pro Forma Condensed Financial  Statements     F-6

K T SOLUTIONS, INC.

   Report  of  Independent Certified Public Accountants,  Hansen,
     Barnett & Maxwell                                                F-8

   Balance  Sheets - March 31, 2001 (Unaudited) and December  31,
     2000                                                             F-9

   Statements of Operations for the Three Months Ended March  31,
     2001 (Unaudited) and for the Seven Months Ended December
     31, 2000                                                         F-10

   Statements of Stockholder's Equity for the Seven Months  Ended
     December 31, 2000 and  for  the Three Months Ended March
     31, 2001  (Unaudited)                                            F-11

   Statements of Cash Flows for the Three Months Ended March  31,
     2001 (Unaudited) and for the Seven Months Ended December
     31, 2000                                                         F-12

  Notes to the Financial Statements                                   F-13

   Independent Accountants' Review Report, Armauino  McKenna  LLP     F-18

  Balance Sheet - March 31, 2000                                      F-19

  Statements of Operations for the Nine Month Periods Ended March
     31, 2000 and 1999                                                F-20

   Statements of Shareholders' Deficit for the Nine Month Periods
     Ended March 31, 2000 and 1999                                    F-21

  Statements of Cash Flows for the Nine Month Periods Ended March
     31, 2000 and 1999                                                F-22

  Notes to Financial Statements                                       F-23

  Independent Auditors' Report, Armauino McKenna LLP                  F-29

  Balance Sheets - December 31, 1999 and June 30, 1999                F-30

  Statement of Operations for the Six Months Ended December  31,
     1999 and for the Year Ended June 30, 1999                        F-31

   Statements  of Shareholders' Deficit for the Six Months  Ended
     December 31, 1999 and for the Year Ended June 30, 1999           F-32

   Statements of Cash Flows for the Six Months Ended December 31,
     1999 and for the Year Ended June 30, 1999                        F-33

  Notes to Financial Statements                                       F-34

                KNOWLEDGE TRANSFER SYSTEMS, INC.
       UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma condensed balance sheet is based on the historical balance sheet of KT Solutions, Inc. (the "Company") as of March 31, 2001 adjusted to give effect to its reorganization into Knowledge Transfer Systems, Inc. and for the issuance of additional shares of common stock for financing and for services. The unaudited pro forma condensed statements of operations are based on the historical operations of KT Solutions, Inc. and GoThink.com, Inc. included elsewhere in this report adjusted to give effect to the reorganization of KT Solutions, Inc. into Knowledge Transfer Systems, Inc. and for the issuance of additional shares of common stock for financing and for services. The accompanying unaudited pro forma condensed financial statements should be read in conjunction with financial statements, including notes thereto, of KT Solutions, Inc. included elsewhere in this report. The unaudited pro forma condensed financial statements have been prepared using the purchase method of accounting for GoThink at historical cost and reflects the effects of the reorganization and the additional stock issuances.

The unaudited pro forma condensed financial statements in this report are for illustrative purposes only. Such information does not purport to represent what the Company's results of operations actually would have been had the reorganization and acquisition in fact occurred when assumed, nor is it indicative of actual or future operation results that may occur.

                   KNOWLEDGE TRANSFER SYSTEMS, INC.
              UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            MARCH 31, 2001

                                 KT Solutions, GoThink.com,  Pro Forma
                                      Inc.         Inc.     Adjustments      Pro Forma
                                  -----------  -----------  -----------     -----------
ASSETS

Current Assets
  Cash                            $    67,712  $       508  $   130,000 (g) $   198,220
  Trade accounts receivable           127,774            -            -         127,774
  Inventory                            92,810            -            -          92,810
  Prepaid  expenses                         -            -      300,000 (d)     300,000
                                  -----------  -----------  -----------     -----------
    Total Current Assets              288,296          508      430,000         718,804

Property and Equipment, Net            32,563            -            -          32,563
Deposits                               12,027            -            -          12,027
Prepaid Compensation                   42,740            -            -          42,740
Goodwill, net                       3,618,565            -            -       3,618,565
                                  -----------  -----------  -----------     -----------
Total Assets                      $ 3,994,191  $       508  $   430,000     $ 4,424,699
                                  ===========  ===========  ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade accounts payable          $   375,022  $    35,077  $         -     $   410,099
  Accrued liabilities                 101,871            -            -         101,871
  Deferred revenue                    350,000            -            -         350,000
  Capital lease obligation -
   current portion                      8,512            -            -           8,512
  Notes payable - current portion     628,825       22,991            -         651,816
                                  -----------  -----------  -----------     -----------
    Total Current Liabilities       1,464,230       58,068            -       1,522,298
                                  -----------  -----------  -----------     -----------
Long-Term Liabilities
  Capital lease obligation -
   net of current portion               8,149            -            -           8,149
  Notes payable - net of current
   portion                             77,453            -            -          77,453
                                  -----------  -----------  -----------     -----------
    Total Long-Term Liabilities        85,602            -            -          85,602
                                  -----------  -----------  -----------     -----------
Stockholders' Equity
  Preferred stock - $0.001 par
   value; no shares outstanding             -            -            -               -
  Common stock - $0.001 par value;
   40,813,239 shares outstanding        8,000      246,542        4,000 (c)
                                                                  3,000 (d)
                                                               (246,294)(f)
                                                                 25,565 (g)      40,813
  Treasury stock                            -     (127,070)     127,070 (f)           -
  Additional paid-in capital        5,076,333      421,340      196,000 (c)
                                                                297,000 (d)
                                                               (437,772)(e)
                                                                119,224 (f)
                                                              1,378,435 (g)   7,050,560
  Notes receivable from
   stockholders                             -     (160,600)  (1,274,000)(g)  (1,434,600)
  Accumulated deficit              (2,639,974)    (437,772)    (200,000)(c)
                                                                437,772 (e)  (2,839,974)
                                  -----------  -----------  -----------     -----------
    Total Stockholders' Equity      2,444,359      (57,560)     430,000       2,816,799
                                  -----------  -----------  -----------     -----------
Total Liabilities and
 Stockholders' Equity             $ 3,994,191  $       508  $   430,000     $ 4,424,699
                                  ===========  ===========  ===========     ===========

                   KNOWLEDGE TRANSFER SYSTEMS, INC.
         UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001

                                 KT Solutions, GoThink.com,  Pro Forma       Pro Forma
                                      Inc.         Inc.     Adjustments       Results
                                  -----------  -----------  -----------     -----------
Sales                             $   144,541  $         -  $         -     $   144,541

Cost of goods sold                    234,786            -            -         234,786
                                  -----------  -----------  -----------     -----------
Gross Profit (Loss)                   (90,245)           -            -         (90,245)
                                  -----------  -----------  -----------     -----------
Expenses
  Royalty                             326,927            -                      326,927
  General and administrative          503,571           95          (95)(b)
                                                                200,000 (c)
                                                                 37,500 (d)     741,071
  Amortization of goodwill            217,114            -            -         217,114
  Interest                            325,025            -            -         325,025
                                  -----------  -----------  -----------     -----------
Total Expenses                      1,372,637           95      237,405       1,610,137
                                  -----------  -----------  -----------     -----------
Loss from Continuing Operations   $(1,462,882) $       (95) $  (237,405)    $(1,700,382)
                                  ===========  ===========  ===========     ===========

Basic and Diluted Loss from
 Continuing Operations Per
 Common Share                     $     (0.20)                              $     (0.04)
                                  ===========                               ===========
Basic and Diluted Weighted
 Average Common Shares
 Outstanding                        7,333,340                                40,146,579
                                  ===========                                ==========

                   KNOWLEDGE TRANSFER SYSTEMS, INC.
         UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 2000

                                                      GoThink.com,
                                KT Solutions, Inc.         Inc.
                             ------------------------  -----------
                              For the      For the      For the
                                Five        Seven         Year
                            Months Ended Months Ended     Ended
                               May 31,   December 31,  December 31,  Pro Forma       Pro Forma
                                2000         2000         2000      Adjustments      Results
                             -----------  -----------  -----------  -----------    -----------
Sales                        $   360,219  $   677,313  $    30,000  $   (30,000)   $ 1,037,532

Cost of goods sold                89,848      616,363            -            -        706,211
                             -----------  -----------  -----------  -----------    -----------
Gross Profit                     270,372       60,950       30,000      (30,000)       331,322
                             -----------  -----------  -----------  -----------    -----------
Expenses
  Write down of inventory
   to market value                     -       37,910            -            -         37,910
  Royalty                         57,431      277,240            -                     334,671
  General and administrative     397,134      371,843       97,552      (97,552)(b)
                                                                        200,000 (c)
                                                                        150,000 (d)  1,118,977
  Amortization of goodwill             -      506,599            -      361,857 (a)    868,456
  Interest                        19,997       44,450            -            -         64,447
  Other                            1,860            -            -            -          1,860
                             -----------  -----------  -----------  -----------    -----------
Total Expenses                   476,422    1,238,042       97,552      614,305      2,426,320
                             -----------  -----------  -----------  -----------    -----------
Loss from Continuing
 Operations                  $  (206,050) $(1,177,092) $   (67,552) $  (644,305)   $(2,094,999)
                             ===========  ===========  ===========  ===========    ===========
Basic and Diluted Loss from
 Continuing Operations Per
 Common Share                $     (0.04) $     (0.19)                             $     (0.05)
                             ===========  ===========                              ===========
Basic and Diluted Weighted
 Average Common Shares
 Outstanding                   5,639,285    6,164,064                               38,757,928
                             ===========  ===========                              ===========

                KNOWLEDGE TRANSFER SYSTEMS, INC.
   NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma condensed balance sheet and statements of operations are based on adjustments to the historical balance sheet of KT Solutions, Inc. (the "Company") to give effect to the reorganization of the Company into Knowledge Transfer Systems, Inc. and for the issuance of additional shares of common stock for financing and for services assuming, for purpose of the pro forma condensed balance sheet, that these transactions were consummated as of April 1, 2001, and for purpose of the pro forma condensed statements of operations, that these transactions were consummated as January 1, 2000 and 2001, respectively. The unaudited pro forma condensed financial statements should be read in conjunction with the financial statements of the Company, including notes thereto, included elsewhere in this report. The unaudited pro forma condensed financial statements have been prepared using the purchase method of accounting for GoThink.com, Inc. at historical cost and reflect the effects of the reorganization and the additional stock issuances.

NOTE 2 - REORGANIZATION

On April 25, 2001, enSurge, Inc. consummated a Stock Exchange Agreement (the stock exchange) with GoThink.com, Inc., a publicly held Nevada corporation, whereby all of the 1,368,387 issued and outstanding common stock of KT Solutions, Inc., a wholly-owned subsidiary of enSurge, Inc., were transferred to GoThink.com, Inc. in exchange for 8,000,000 shares of GoThink.com, Inc. common stock. As a result of the stock exchange, KT Solutions, Inc. became a wholly-owned subsidiary of GoThink.com, Inc. In connection with the stock exchange, the previously outstanding common stock of GoThink.com, Inc. was reverse split on a 1-for-100 share basis, which resulted in 248,239 shares of common stock remaining outstanding. In connection with the stock exchange, GoThink.com, Inc. changed its name to Knowledge Transfer System, Inc.

GoThink.com, Inc. had no assets, $57,560 of liabilities and no operations at the date of the reorganization. The stock exchange has been accounted for as a reorganization of KT Solutions, Inc., with a related 5.84-to-1 stock split and the issuance of 248,239 shares of common stock to the GoThink.com, Inc. shareholders in exchange for the assumption of the liabilities of GoThink.com, Inc. Accordingly, the historical financial statements and operations are those of KT Solutions, Inc. through the date of the reorganization. The accompanying unaudited pro forma condensed financial statements reflects the effects of the stock split and reorganization.

NOTE 3 - STOCKHOLDERS' EQUITY

On March 1, 2001, the Company agreed to issue 4,000,000 shares of common stock to officers and employees and consultants of KT Solutions, Inc. for services. The common stock was issued on April 25, 2001. The services were valued at $200,000, or $0.05 per share, based on an assessment of the fair value of the common stock on March 1, 2001 as determined by the Board of Directors.

In connection with the reorganization, the Company entered into an agreement with a public relations firm whereby the Company issued 3,000,000 shares of common stock to the public relations firm for investor relations services to the Company over a period of two years following the reorganization. The 3,000,000 common shares issued were valued at $300,000, or $0.10 per share, based on the assessed fair value of the of the common stock on April 25, 2001 as determined by the Board of Directors, and were reflected as a prepaid expense in the accompanying unaudited pro forma condensed combined balance sheet.

On March 1, 2001, the Company agreed to issue and on April 25, 2001 it issued 23,050,000 shares of common stock in exchange for notes receivable from employees and other investors totaling $1,152,500, or $0.05 per share and on April 25, 2001 it issued 2,515,000 shares of common stock in exchange for notes receivable from employees and other investors totaling $251,500, or $0.10 per share. Certain of the related investors subsequently paid $130,000 of principal on the notes receivable. The remaining notes receivable are partial recourse notes in that each investor is unconditionally obligated to pay 10% of amount of their note in addition to the return of the shares of common stock in the event of default under the terms of the notes. The shares of common stock have been accounted for in the accompanying unaudited pro forma combined balance sheet as having been issued for the notes receivable.

NOTE 4 - PRO FORMA ADJUSTMENTS

(a)        To  adjust amortization of KT Solutions, Inc. goodwill
           ($4,342,278) acquired on June 1, 2000, which is being amortized over a period of five years, during the period from January 1, through May 31, 2000.

(b) To eliminate the discontinued operations of GoThink.com, Inc. from continuing operations.

(c) To reflect the issuance of 4,000,000 shares of common stock to officers, employees and consultants for services, valued at $200,000, or $0.05 per share, based on an assessment of their fair value of the common stock on March 1, 2001, as determined by the Board of Directors.

(d) To reflect the issuance of 3,000,000 shares of common stock to a public relations firm for investor relations services to the Company over a period of two years. The shares issued were valued at $300,000, or $0.10 per share, based upon an assessment of their fair value on April 25, 2001, as determined by the Board of Directors. The related expense is being recognized over a period of two years.

(e)       To eliminate GoThink.com's accumulated deficit.

(f) To reflect the adjustment of GoThink's shares outstanding to par value of $0.001 per share.

(g) To reflect the issuance of 23,050,000 shares of common stock in exchange for notes receivable from employees and investors totaling $1,152,500, or $0.05 per share and the issuance of 2,515,000 shares of common stock in exchange for notes receivable from employees and other investors totaling $251,500, or $0.10 per share. Of the total notes receivable, $130,000 were collected.

HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                      (801) 532-2200
Member of AICPA Division of Firms                    Fax (801) 532-7944
      Member of SECPS                            345 East Broadway, Suite 200
Member of Summit International Associates, Inc. Salt Lake City, Utah 84111-2693
                                                       www.hbmcpas.com


       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Stockholder
 KT Solutions, Inc.

We have audited the accompanying balance sheet of KT Solutions, Inc. (the Company) as of December 31, 2000 and the related statements of operations, stockholder's equity, and cash flows for the seven months ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KT Solutions, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the seven months ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered losses from operations of $1,177,092 and has used $55,940 of cash in operating activities during the seven months ended December 31, 2000. As of December 31, 2000, the Company had a working capital deficit of $895,286. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in
Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                   /s/ Hansen, Barnett & Maxwell
                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 17, 2001, except for Note 1 - Reorganization, as to which the date is May 9, 2001

                       KT SOLUTIONS, INC.
                         BALANCE SHEETS

                                                    March 31,    December 31,
                                                       2001         2000
                                                   ------------  ------------
                                                    (Unaudited)
                             ASSETS
Current Assets
  Cash                                             $     67,712  $     22,144
  Trade accounts receivable net of $9,961
   allowance for doubtful accounts                      127,774       121,598
  Inventory                                              92,810        92,810
                                                   ------------  ------------
     Total Current Assets                               288,296       236,552

Property and Equipment, net of $11,622
 (unaudited) and $7,677 accumulated
 depreciation, respectively                              32,563        36,508
Deposits                                                 12,027        12,027
Prepaid Compensation                                     42,740        57,075
Goodwill net of $723,714 (unaudited) and
 $506,599 accumulated amortization, respectively      3,618,565     3,835,679
                                                   ------------  ------------
Total Assets                                       $  3,994,191  $  4,177,841
                                                   ============  ============

              LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
  Trade accounts payable                           $    375,022  $    599,417
  Accrued liabilities                                   101,871        93,405
  Deferred revenue                                      350,000             -
  Capital lease obligation - current portion              8,512         8,199
  Notes payable - current portion                       628,825       430,817
                                                   ------------  ------------
     Total Current Liabilities                        1,464,230     1,131,838
                                                   ------------  ------------
Long-Term Liabilities
  Capital lease obligation - net of
   current portion                                        8,149        10,398
  Notes payable - net of current portion                 77,453             -
                                                   ------------  ------------
     Total Long-Term Liabilities                         85,602        10,398
                                                   ------------  ------------
Stockholder's Equity
  Preferred stock - $0.001 par value;
   10,000,000; shares authorized; no shares
   issued or outstanding                                      -             -
  Common stock - $0.001 par value; 100,000,000
   shares authorized; 8,000,000 shares and
   6,628,515 shares outstanding                           8,000         6,628
  Additional paid-in capital                          5,076,333     4,206,069
  Accumulated deficit                                (2,639,974)   (1,177,092)
                                                   ------------  ------------
     Total Stockholder's Equity                       2,444,359     3,038,605
                                                   ------------  ------------
Total Liabilities and Stockholder's Equity         $  3,994,191  $  4,177,841
                                                   ============  ============

The accompanying notes are an integral part of these financial statements.

                       KT SOLUTIONS, INC.
                    STATEMENTS OF OPERATIONS

                                                 For the Three  For the Seven
                                                  Months Ended   Months Ended
                                                    March 31,    December 31,
                                                       2001          2000
                                                   ------------  ------------
                                                    (Unaudited)
Sales                                              $    144,541  $    677,313

Cost of goods sold                                      234,786       616,363
                                                   ------------  ------------
Gross Profit (Loss)                                     (90,245)       60,950
                                                   ------------  ------------
Expenses
  Write down of inventory to market value                     -        37,910
  Royalty                                               326,927       277,240
  General and administrative                            503,571       371,843
  Amortization of goodwill                              217,114       506,599
  Interest                                              325,025        44,450
                                                   ------------  ------------
     Total Expenses                                   1,372,637     1,238,042
                                                   ------------  ------------
Net Loss                                           $ (1,462,882) $ (1,177,092)
                                                   ============  ============
Basic and Diluted Loss Per Common Share            $      (0.20) $      (0.19)
                                                   ============  ============
Basic and Diluted Weighted Average Common
   Shares Outstanding                                 7,333,340     6,164,064
                                                   ============  ============

The accompanying notes are an integral part of these financial statements.

                       KT SOLUTIONS, INC.
               STATEMENT OF STOCKHOLDER'S, EQUITY


                                           Common Stock           Additional                   Total
                                       -----------------------     Paid-In    Accumulated  Stockholder's
                                         Shares       Amount       Capital      Deficit       Equity
                                       -----------  -----------  -----------  -----------  -----------
Stock issued for net assets
 acquired, June 1, 2000                  5,639,285  $     5,639  $ 3,578,361  $         -  $ 3,584,000

Expenses paid by shareholder               363,935          364      230,932            -      231,296

Cash contribution by shareholder           313,119          313      198,687            -      199,000

Notes payable and accrued interest
 assumed by shareholder                    312,176          312      198,089            -       198,401

Net loss for the period                          -            -            -   (1,177,092)   (1,177,092)
                                       -----------  -----------  -----------  -----------  ------------
Balance - December 31, 2000              6,628,515        6,628    4,206,069   (1,177,092)    3,035,605

Expenses paid by shareholder
 (unaudited)                               548,543          549      348,073            -       348,622

Accounts payable and interest paid
 by shareholder (unaudited)                862,279          862      547,152            -       548,014

Assumption of note payable from
 shareholder (unaudited)                   (39,337)         (39)     (24,961)           -       (25,000)

Net loss for the period (unaudited)              -            -            -   (1,462,882)   (1,462,882)
                                       -----------  -----------  -----------  -----------  ------------
Balance - March 31, 2001 (Unaudited)     8,000,000  $     8,000  $ 5,076,333  $(2,639,974) $  2,444,359
                                       ===========  ===========  ===========  ===========  ============

The accompanying notes are an integral part of these financial statements.

                       KT SOLUTIONS, INC.
                    STATEMENTS OF CASH FLOWS

                                               For the Three  For the Seven
                                                Months Ended  Months Ended
                                                  March 31,   December 31,
                                                     2001        2000
                                                 -----------  -----------
                                                 (Unaudited)
Cash Flows From Operating Activities
 Net loss                                        $(1,462,882) $(1,177,092)
 Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                         3,945        8,143
  Amortization of goodwill                           217,114      506,599
  Amortization of prepaid compensation                14,335       59,592
  Loss on disposal of equipment                            -        1,784
  Write down of obsolete inventory                         -       37,910
  Common stock issued for services                   348,622            -
  Interest expense from beneficial debt
   conversion feature paid with common stock         304,886            -
  Expenses paid by shareholder                             -      231,296
  Deferred revenue                                   350,000            -
 Changes in assets and liabilities,
   net of effects from purchase of KT
   Solutions, Inc.:
  Trade accounts receivable                           (6,176)     (28,003)
  Inventory                                                -     (130,720)
  Trade accounts payable                              18,733      333,619
  Accrued liabilities                                  8,466       83,405
                                                 -----------  -----------
  Net Cash Used In Operating Activities             (202,957)     (55,940)
                                                 -----------  -----------
Cash Flows From Investing Activities
 Capital expenditures                                      -      (12,619)
 Decrease in deposits                                      -        4,972
 Cash acquired in acquisition of KT
  Solutions, Inc.                                          -        1,006
                                                 -----------  -----------
  Net Cash Used In Investing Activities                    -       (6,641)
                                                 -----------  -----------
Cash Flows From Financing Activities
 Proceeds from borrowing under notes payable         292,000       24,000
 Principal payments on notes payable                 (41,539)    (134,031)
 Principal payments under capital lease
  obligation                                          (1,936)      (4,244)
 Capital contribution by shareholder                       -      199,000
                                                 -----------  -----------
  Net Cash Used In Financing Activities              248,525       84,725
                                                 -----------  -----------
Net Increase In Cash                                  45,568       22,144
Cash at Beginning of Period                           22,144            -
                                                 -----------  -----------
Cash at End of Period                            $    67,712  $    22,144
                                                 ===========  ===========

Supplemental Disclosure of Cash Flow Information
 Cash paid for interest                          $    15,299  $    31,727
                                                 ===========  ===========
Supplemental Schedule of Noncash Investing
 and Financing Activities
 Common stock issued in satisfaction of
  accounts payable                               $   243,128  $         -
 Common stock redeemed upon the assumption
  of a note payable                                   25,000            -
 Equipment acquired under capital lease obligation         -       22,841
 Notes payable and accrued interest assumed
  by shareholder                                           -      198,401
 Purchase of KT Solutions, Inc.:
  Fair value of assets acquired                            -  $ 4,581,520
  Liabilities assumed                                      -     (997,520)
                                                              -----------
  Common stock issued                                      -  $ 3,584,000
                                                              ===========

The accompanying notes are an integral part of these financial statements.

                        KT SOLUTIONS, INC.
                 NOTES TO FINANCIAL STATEMENTS
   (Information with Respect to March 31, 2001 and to the Three Months Then Ended is Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization- On August 1, 1992 Missaticum, Inc. dba QtrainCorp was incorporated under the laws of the State of California. On October 4, 1996, its name was changed to KT Solutions, Inc. (the Company). The Company was formed for the purpose of developing technology based training solutions. It creates software programs that are used to teach and train individuals how to operate popular business and home use software programs.

On June 1, 2000, the former shareholders of the Company entered into a Stock Exchange Agreement with enSurge, Inc. (enSurge) whereby enSurge acquired all of the outstanding common shares of the Company from the former shareholders in exchange for the issuance of 500,000 shares of enSurge's common stock and options to purchase 250,000 shares of enSurge's common stock at $4.00 per share. In addition, enSurge issued warrants to purchase 50,000 shares of common stock at $0.10 per share as a finders' fee. As a result, the Company was a wholly-owned subsidiary of enSurge, Inc.

The acquisition of the Company was recorded by enSurge using the purchase method of accounting. The 500,000 common shares issued and the 300,000 options issued were recorded at their fair values of $2,240,000 ($4.48 per share) and $1,120,000, respectively. The value of the options was determined using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 6.0%, expected dividend yield of 0%, volatility of 577% and expected life of 5 years.

The accompanying financial statements of KT Solutions, Inc. have been prepared to reflect the effects of the purchase by enSurge which include allocation of the purchase price to the assets acquired and the liabilities assumed and recording the common stock acquired by enSurge at the purchase price as though it was issued on June 1, 2000. The assets acquired and liabilities assumed were recorded at their fair values on the purchase date. The excess of the purchase price over the fair value of the net assets acquired was $4,342,278 and was allocated to goodwill. Goodwill is being amortized over five years by the straight-line method.

The following unaudited pro forma financial statement data presents the results of operations of KT Solutions, Inc. as if the acquisition by enSurge had occurred on January 1, 1999. The unaudited pro forma results have been prepared for illustrative process only and do not purport to represent what results of operations of KT Solutions, Inc. actually would have been had the acquisition been made when assumed, nor is it indicative of actual or future operating results that may occur.

                                        Years Ended December 31,
                                        ------------------------
                                           2000         1999
                                        -----------  -----------
          Sales                         $   740,267  $   872,445
          Net loss                       (1,609,120)  (1,201,814)

Reorganization - On April 25, 2001, enSurge, Inc. consummated a stock exchange agreement with GoThink!.com, Inc., a publicly held Nevada corporation, whereby all of the 1,368,387 outstanding common shares of KT Solutions, Inc. were transferred to GoThink!.com Inc. in exchange for 8,000,000 shares of GoThink!.com, Inc. common stock. As a result of the stock exchange, KT Solutions, Inc. became a wholly-owned subsidiary of GoThink!.com, Inc. GoThink!.com, Inc. had 248,239 shares of common stock outstanding prior to the stock exchange but after a 1-for-100 reverse stock split.

The stock exchange has been accounted for as the reorganization of KT Solutions, Inc. Accordingly, the accompanying financial statements have been restated to reflect the effects of the 5.84-for-1 equivalent stock split that resulted from 8,000,000 shares of GoThink!.com, Inc. being issued in exchange for 1,368,387 previously outstanding shares of KT Solutions, Inc.

On April 23, 2001, the articles of incorporation of GoThink!.com, Inc. were amended to change the name of the Company to Knowledge Transfer Systems, Inc. and to modify the authorized capital for the Company such that the Company is authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share and 100,000,000 shares of common stock having a par value of $0.001 per share. The accompanying financial statements have been adjusted to reflect the change in the authorized capital.

Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Business Condition-The Company has incurred a net loss from operations for the seven months ended December 31, 2000 of $1,177,092 and used $55,940 of cash in operating activities during that same period. As of December 31, 2000, the Company had a working capital deficit of $895,286. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company needs to obtain additional financing to fund payment of obligations and to provide working capital for operations. Management is attempting to obtain additional debt or equity capital through outside investors including an investor that may purchase the Company from enSurge and invest additional capital into the Company. Upon obtaining additional capital, of which there can be no assurance, management plans to substantially increase sales through the Internet. The Company has entered into a contract to market its products and additional potential products through a national publisher's web site. Management believes these efforts will generate sufficient cash flows from future operations, to pay the Company's obligations and realize goodwill and other assets. There is no assurance any of these transactions will occur. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Financial Instruments-The carrying amounts reported in the accompanying financial statements for cash, trade accounts receivable, trade accounts payable, accrued liabilities, capital lease obligations and notes payable approximate their fair values because of the immediate or short-term maturities of these financial instruments.

Inventory-Inventory is stated at the lower of cost (using the first-in, first-out method) or market value. Inventory consists of produced software products available for sale. The Company recorded a write down of inventory in the amount of $37,910 due to obsolete inventory, during the seven months ended December 31, 2000, to reduce inventory to market value.

Property and Equipment-Property and equipment are stated at cost and consist of furniture, fixtures and computer equipment. Maintenance and repairs are charged to operations while major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated from the accounts and a gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, which are three to seven years.

Long-Lived Assets-The realizability of long-lived assets which includes goodwill is evaluated periodically when events or circumstances indicate a possibly inability to recover the carrying amounts. An impairment loss is recognized for the excess of the carrying amount over the fair value of the assets. Fair value is determined based on estimated discounted net future cash flows or other valuation techniques available in the circumstances. This analysis involves significant management judgment to evaluate the capacity of an asset to perform within projections. Based upon management's analysis, no impairment loss was recognized, during the seven months ended December 31, 2000.

Revenue Recognition-Revenue from the sale of software is recognized upon delivery and acceptance by the customer. Payments collected from customers prior to recognition of the related sales are deferred as deferred revenue.

Concentration of Credit risk and Major Customer-Trade accounts receivable subject the Company to concentration of credit risk. This risk arises because $82,398 of trade accounts were from one customer which is a national franchise and has a license agreement with the Company that can be terminated 90 days notice by the customer. Sales to the customer amounted to $575,000, or 85% of sales, during the seven months ended December 31, 2000.

Computer Software - Development costs incurred to design and create new software programs and training materials to be sold, leased or otherwise marketed are expensed as incurred and are charged to cost of goods sold. Costs incurred to software are expensed when incurred.

Royalties - The Company incurred a 5% royalty based upon gross sales for the use of certain software until a total of $850,000 was paid. The royalty was recognized as expense as incurred through December 31, 2000. Common stock was issued in satisfaction of a portion of this royalty with the remaining amounts due under the royalty arrangement reflected as notes payable.

During 2001, the Company incurred a $325,000 royalty expense related to rights to use A+ Certification Curriculum produced by Prosoft Training.com. The Company does not have an on-going royalty obligation associated with future sales.

NOTE 2 - PROPERTY AND EQUIPMENT
                                            March 31, December 31,
                                               2001      2000
                                             --------  --------
     Furniture and fixtures                  $  2,500  $  2,500
     Computer equipment                        41,685    41,685
                                             --------  --------
     Total Property and Equipment            $ 44,185  $ 44,185
                                             ========  ========

Depreciation expense for the seven months ended December 31, 2000 was $8,143.

NOTE 3 - NOTES PAYABLE
                                                    March 31,  December 31,
                                                       2001       2000
                                                    ----------  ----------
  15% Note payable to a relative of an officer,
   due on demand, unsecured                         $   20,000  $   20,000
  12% Note payable to an officer, due on demand,
   unsecured                                             3,000       3,000
  24% Note payable to an officer, due on demand,
   unsecured                                           207,000           -
  20% Note payable, due on demand, unsecured            75,000      75,000
  8% Notes payable, due on demand, unsecured            60,000           -
  12% Note payable to GoThink!, due on demand,
   unsecured                                            50,000           -
  8% Note payable, due on demand, unsecured             43,025      43,025
  Non-interest bearing royalty obligations,
   due $11,000 per month, unsecured, interest
   accrued at 10% due to being in default              248,253     289,792
                                                    ----------  ----------
  Total Notes Payable                                  706,278     430,817
  Less Current Portion                                 628,825     430,817
                                                    ----------  ----------
  Notes Payable - Long-Term                         $   77,453  $        -
                                                    ==========  ==========

NOTE 4- LEASE OBLIGATIONS

Operating Lease-The Company conducts its operations in a building leased from an unrelated third party, which lease expires in February 2005. Rent expense under this lease was $43,225 for the seven months ended December 31, 2000. The following is a schedule by years of future minimum rental payments.

                                                     March 31, December 31,
                                                       2001       2000
                                                    ----------  ----------
         Years Ending December 31:
                2001                                $   56,588  $   75,450
                2002                                    84,540      84,540
                2003                                    84,540      84,540
                2004                                    84,540      84,540
                2005                                    14,090      14,090
                                                    ----------  ----------
                Total                               $  324,298  $  343,160
                                                    ==========  ==========

Capital Lease - In June 2000, the Company entered into a capital lease obligation for computer equipment. This lease expires in December 2002. Equipment under the capital lease was as follows:

                                                    March 31,  December 31,
                                                      2001        2000
                                                    ----------  ----------
     Equipment                                      $   22,841  $   22,841
     Less: Accumulated depreciation                      6,852       4,568
                                                    ----------  ----------
     Net Cost                                       $   15,989  $   18,273
                                                    ==========  ==========

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments:
                                                    March 31,  December 31,
                                                      2001        2000
                                                    ----------  ----------
       Years Ending December 31:
          2001                                      $    7,839  $   10,452
          2002                                          10,452      10,452
                                                    ----------  ----------
     Total minimum lease payments                       18,291      20,904
     Less: Amount representing executory costs          (1,512)     (1,728)
                                                    ----------  ----------
     Net minimum lease payments                         16,779      19,176
     Less: Amount representing interest                   (118)       (579)
                                                    ----------  ----------
     Present value of net minimum lease payments        16,661      18,597
     Less: Current portion                               8,512       8,199
                                                    ----------  ----------
     Capital Lease Obligation - Long Term           $    8,149  $   10,398
                                                    ==========  ==========

NOTE 5-STOCKHOLDER'S EQUITY

During the seven months ended December 31, 2000, enSurge contributed $628,697 to the Company. enSurge paid $231,296 of expenses in behalf of the Company, contributed $199,000 in cash to the Company and assumed $198,401 of notes payable and accrued interest.

On February 14, 2001, enSurge, Inc. issued 1,289,445 shares of common stock to creditors of the Company in satisfaction of $243,128 of trade accounts payable. The capital contributions to the Company by enSurge, Inc. was recorded at the fair value of the enSurge, Inc. common stock issued of $548,014. The beneficial conversion feature related to the excess value given to the creditors of $304,886 was recognized as interest expense.

                INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors and Shareholders
KT Solutions, Inc.
Oakland, California

We have reviewed the accompanying balance sheet of KT Solutions, Inc., as of March 31, 2000, and the related statements of operations and shareholders' deficit for the nine month periods ended March 31, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of KT Solutions, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, with the exception of the matters described in the following paragraph, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

A statement of cash flows for the nine month periods ended March 31, 2000 and 1999 has not been presented. Generally accepted accounting principles require that such a statement be presented when financial statements purport to present financial position and results of operations.


                               /s/ Armanino McKenna LLP
                                   ARMANINO MCKENNA  LLP

August 15, 2000

                   K T SOLUTIONS, INC.
                      Balance Sheet
                     March 31, 2000
        (See Independent Accountants' Review Report)

                        ASSETS

Current assets
  Cash                                                     $    33,911
  Accounts receivable - trade, net of
   allowance for doubtful accounts of $9,961                   145,433
                                                           -----------
     Total current assets                                      179,344

Property and equipment, net                                     37,109

Other assets                                                    21,233
                                                           -----------
                                                           $   237,686
                                                           ===========

        LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                         $   227,147
  Royalties payable                                            380,296
  Accrued interest                                              88,006
  Advances from shareholder                                     38,025
  Other accrued liabilities                                      9,024
  Current portion of capital lease obligation                    8,708
  Notes payable                                                193,650
                                                           -----------
     Total current liabilities                                 944,856
                                                           -----------
Capital lease obligation                                        17,016

     Total liabilities                                         961,872
                                                           -----------
Shareholders' deficit
  Preferred stock, no par value, 10,000,000 shares
   authorized; 435,002 shares issued and outstanding           330,577
  Common stock, no par value, 5,000,000 shares
   authorized; 816,753 shares issued and outstanding            99,713
  Accumulated deficit                                       (1,154,476)
                                                           -----------
     Total shareholders' deficit                              (724,186)
                                                           -----------
                                                           $   237,686
                                                           ===========

The accompanying notes are an integral part of these financial statements.

                            K T SOLUTIONS, INC.
                         Statements of Operations
          For the Nine Month Periods Ended March 31, 2000 and 1999
               (See Independent Accountants' Review Report)


                                                     2000         1999
                                                   ----------   ----------
Sales                                              $  609,344   $  985,253

Cost of sales                                         164,321      150,204
                                                   ----------   ----------
Gross profit                                          445,023      835,049
                                                   ----------   ----------
Operating expenses
  General and administrative expenses                 430,705      410,856
  Research and development costs                      209,002      378,253
  Selling expenses                                      3,637        1,051
                                                   ----------   ----------
    Total operating expenses                          643,344      790,160
                                                   ----------   ----------
Income (loss) from operations                        (198,321)      44,889
                                                   ----------   ----------
Other income (expense)
  Miscellaneous income                                 17,352       14,984
  Interest expense                                    (33,724)     (26,925)
  Other income                                          2,645        5,769
                                                   ----------   ----------
    Total other expenses                              (13,727)      (6,172)
                                                   ----------   ----------
Income (loss) before provision for
income taxes                                         (212,048)      38,717

Provision for income taxes                                800        1,010
                                                   ----------   ----------
Net income (loss)                                  $ (212,848)  $   37,707
                                                   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                            K T SOLUTIONS, INC.
                    Statements of Shareholders' Deficit
          For the Nine Month Periods Ended March 31, 2000 and 1999
               (See Independent Accountants' Review Report)


                                                Preferred Stock        Common Stock                        Total
                                             ----------------------  ---------------------- Accumulated  Shareholders'
For the Nine Months Ended March 31, 2000       Shares      Amount      Shares      Amount      Deficit     Deficit
----------------------------------------     ----------  ----------  ----------  ----------  -----------  ----------
Balance, July 1, 1999                           511,634  $  388,051     821,753  $  103,463  $  (941,628) $ (450,114)

  Purchase of outstanding shares                (76,632)    (57,474)      5,000      (3,750)                 (61,224)

  Net income                                          -           -           -           -     (212,848)   (212,848)
                                             ----------  ----------  ----------  ----------  -----------  ----------
Balance, March 31, 2000                         435,002  $  330,577     816,753  $   99,713  $(1,154,476) $ (724,186)
                                             ----------  ----------  ----------  ----------  -----------  ----------

For the Nine Months Ended March 31, 1999
----------------------------------------
Balance, July 1, 1998                           511,634  $  388,051     780,000  $   72,148 $   (959,157) $ (498,958)

  Conversion of debt to shares                                           41,753      31,315                   31,315

  Net income                                          -           -           -           -       37,707      37,707
                                             ----------  ----------  ----------  ----------  -----------  ----------
Balance, March 31, 1999                         511,634  $  388,051     821,753  $  103,463  $  (921,450) $ (429,936)
                                             ==========  ==========  ==========  ==========  ===========  ==========

The accompanying notes are an integral part of these financial statements.

                            K T SOLUTIONS, INC.
                         Statements of Cash Flows
         For the Nine Month Periods Ended March 31, 2000 and 1999
               (See Independent Accountants' Review Report)


                                                       2000        1999
                                                    ----------  ----------
Cash flows from operating activities
  Net income (loss)                                 $ (212,848) $   37,707
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities
  Depreciation                                           5,832       4,982
  Deferred revenue                                           -    (444,341)
  Changes in assets and liabilities accounts
  Accounts receivable - trade                           52,658     350,882
  Deposits                                               2,440         439
  Accounts payable                                     110,050      87,877
  Royalties payable                                     87,300      22,831
  Accrued interest                                      29,006      18,102
  Accrued liabilities                                  (37,995)    (35,531)
                                                    ----------  ----------
Net cash provided by operating activities               36,443      42,948
                                                    ----------  ----------
Cash flows from investing activities
  Capital expenditures                                  (7,653)          -
                                                    ----------  ----------
Net cash used in investing activities                   (7,653)          -
                                                    ----------  ----------
Cash flows used in financing activities
  Principal payments on indebtedness                   (12,574)          -
  Principal payments on capital lease obligation        (2,076)          -
  Payments on advances from shareholders                     -     (31,950)
                                                    ----------  ---------
Net cash flows used in financing activities            (14,650)    (31,950)
                                                    ----------  ----------
Net increase in cash                                    14,140      10,998

Cash at beginning of period                             19,771       6,798
                                                    ----------  ----------
Cash at end of period                               $   33,911  $   17,796
                                                    ==========  ==========
Supplemental disclosures of cash flow information
  Cash paid during the year for
  Income taxes                                      $      800  $      800
                                                    ==========  ==========
Debt conversion to shares of stock                  $        -  $   31,315
                                                    ==========  ==========
Debt issued to purchase shares of stock             $   61,224  $        -
                                                    ==========  ==========
Equipment financed by capital lease                 $   27,800  $        -
                                                    ==========  ==========

The accompanying notes are an integral part of these financial statements.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


1. General and Summary of Significant Accounting Policies

   General

   The company was incorporated under the laws of California and commenced operations in 1982, as Missaticum, Inc. In 1982, the company changed its name to Qtrain Corporation and, in 1995, it again changed its name to KT Solutions, Inc., ("the Company").
   The final name change occurred when current management assumed control of the Company. The Company is a developer of technology-based training solutions focused on the information technology education market. The Company has recently signed numerous distribution agreements with companies that market their products on the Internet.

   The Company's offices are located in Oakland, California.  The
   Company grants credit to its customers, the largest percentage of whom are franchise operations of a national franchise that operates throughout the world.

   Basis of presentation

   The Company uses the accrual basis of accounting for financial statement purposes and the cash basis of accounting for tax reporting purposes.

   Cash

   Cash includes cash and cash equivalents. The Company considers cash in banks and short-term investments with original maturities of three months or less to be cash equivalents.

   Income taxes

   The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" in fiscal year ended June 30, 1999 and has applied the provisions of the statement on a retroactive basis to all the previous years.

   Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.

   Revenue recognition

   The Company is engaged as a seller and licensor of software.
   Sales revenue is recognized upon delivery of the software.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


1.   General and Summary of Significant Accounting Policies
   (continued)

   Property and Equipment

   Property and equipment is stated at cost. Expenditures for major improvements are capitalized at cost, while maintenance and repairs are expensed as incurred.

   Depreciation of property and equipment is computed primarily by the straight-line method over the estimated useful lives of the related assets which range from 3 to 7 years.

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going Concern

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years, with the exception of the year ended June 30, 1999. As of March 31, 2000, total liabilities exceed total assets by $724,186. Subsequent to March 31, 2000, management agreed to transfer 100% of the outstanding shares, both preferred and common of the Company to another company in exchange for stock of the second company. (See Note 14)

   Realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, its ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken, including the sale of the Company, as well as the signing of various distribution agreements, will improve the Company's operating performance to allow the Company to continue as a going concern.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


3.   Royalty Agreements

   The Company, in 1995, entered into settlement agreements with four former shareholders as part of the current management's acquisition agreement. The former shareholders were to drop all claims against the Company and were not to compete with the Company. The Company is in arrears in its payments to these individuals; thereby, effectively waiving its non-competition rights. In addition, these individuals are allowed to convert up to 25% of the balance due them into shares of common stock of the Company, should it issue shares in a private placement or public offering. As of March 31, 2000, none of the individuals have expressed an interest in acquiring any Company stock or competing with Company operations. Royalties' payable under these agreements totaled $380,296 as of March 31, 2000.


4. Property and Equipment

   Property and equipment consisted of the following at March 31, 2000:

        Computers and equipment            $  41,472
        Office equipment and furniture        38,129
        Equipment under capital lease         27,800
                                           ---------
                                             107,401
        Less accumulated depreciation        (70,292)
                                           ---------
                                           $  37,109
                                           =========

   Depreciation expense for the nine months ended March 31, 2000 and 1999 was $5,832 and $4,982, respectively.


5. Notes Payable

     Notes payable as of March 31, 2000, consisted of the following:

       Note payable to related party - unsecured;
       interest at 15%.  Final payment due on
       demand.  Interest payments due monthly.            $  20,000

       Note payable to shareholder - unsecured;
       no monthly payments due.  Note is convertible
       into preferred stock at the option of the note
       holder, provided certain conditions are met.
       Interest accrues at 20% annually.                    120,000

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


5. Notes Payable (continued)

       Note payable to former shareholder,
         secured by stock certificates.  Monthly
         principal payments of $2,000, bearing
         interest at 10%, with the balance due in
         full on October 1, 2000.                         $  53,650
                                                          ---------
                                                            193,650
         LESS CURRENT PORTION                              (193,650)
                                                          ---------
         Long-term portion                                $       -
                                                          =========
6. Leases

   The Company leases its facilities in Oakland from an unrelated third party. Annual rent under this five-year lease, which expires on February 28, 2005, escalates each year as described in the agreement. Facility rent expense for the nine months ended March 31, 2000 and 1999 was $21,380 and $______, respectively.

   In January 2000, the Company entered into a capital lease agreement to purchase computer equipment. The cost of the equipment was $27,800, with related accumulated depreciation of $2,317 as of March 31, 2000. The capital lease provides that the Company pay the taxes, insurance and maintenance expenses relating to the leased property. The terms of the lease provide for payments of $871 per month over 36 months, including interest at 8%.

   The following sets forth total future minimum lease payment obligations for the fiscal years ended:

                                            Capital      Operating
     Year Ended June 30,                     Lease         Lease
     -------------------                   ---------   -----------
       2000                                $   2,613   $        -
       2001                                   10,452        54,672
       2002                                   10,452        59,304
       2003                                    5,226        63,936
       2004                                       -        63,936
       2005                                        -        42,624
                                           ---------   -----------
   Total minimum lease payments               28,743   $   284,472
   Less amount representing interest           3,019   ===========
                                           ---------
   Present value of minimum lease payments $  25,724
                                           =========
   Less: current portion                      8,708
                                           --------
                                           $ 17,016
                                           ========

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


7. Preferred Stock

   The Company's preferred stock is eligible to receive a $6 dividend on an annual basis should the Board of Directors elect to declare dividends. No dividends were declared during the year ended June 30, 1999 or the nine months ended March 31, 2000.


8. Advances from Shareholder

   The Company's majority shareholder, along with another company controlled by the Company's majority shareholder, have combined to advance funds to the Company. Neither of these related parties is currently charging the Company interest and amounts advanced are due on demand. As of March 31, 2000, the outstanding balance was $38,025.


9. Income Taxes

   The provision for income taxes reflected in the statements of operations contains only the minimum state income tax amounts, as the Company has sustained losses during its history and has net operating loss carryforwards sufficient to offset taxable income. As of March 31, 2000, the Company had $508,441 in net operating loss carryforwards set to expire beginning in 2011. However, a valuation reserve has been set up to reserve 100% of this potential asset, as the realization of this asset does not meet the more likely than not threshold required by FAS #109.


10.      Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk with respect to trade receivables arise because the largest percentage of customers granted credit are franchise operations of a national franchisee who has a license agreement with the Company that can be terminated in 90 days at the convenience of the licensee.

   Sales under one licensing agreement comprised ___% and ____% of the Company's revenues during the periods ended March 31, 2000 and 1999, respectively. Accounts receivable-trade from this licensing agreement aggregated $128,609 as of March 31, 2000.

                           KT SOLUTIONS, INC.
                     Notes to Financial Statements
                        MARCH 31, 2000 AND 1999
                       _________________________


11.Related Party Transactions

   Notes payable

   All of the Company's debt has been issued to either shareholders or former shareholders. See Note 5 for description of terms and amounts.

   Advances payable

   The Company has received advances from its majority shareholder as described in Note 8.

12.Stock Options

   As of June 1997, the Company had granted to two employees the option to purchase shares of the Company's common stock. A total of 15,000 shares were reserved for their purchase at $0.075 per share and 5,000 shares at $1.00, although the shares were not part of a formal stock option plan. In January 1998, an additional 15,000 shares were reserved for one of these employees with a purchase price of $2.00 per share. The option to purchase shares vests ratably over a four-year period.

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Since the exercise price of the options exceeded the fair market value of the common stock when the options were granted, no compensation cost has been recognized for options granted. Had compensation cost for stock options granted been determined based on the fair value of the options consistent with the provisions of SFAS No. 123, the Company's net income for the periods ended March 31, 2000 and 1999 would have been reduced negligibly. At March 31, 2000, 35,000 options had been issued with a weighted-average price per share of $1.03. Approximately, 15,000 options were exercisable at March 31,2000.

 13. Subsequent Events

   Subsequent to March 31, 2000, the Company repriced the options to purchase shares of Company common stock for one of its employees to $0.75 per share. The compensation related to this change is considered negligible.

   Also, subsequent to March 31, 2000, iShopper.com, Inc.  issued
   500,000 shares of common stock to the common and preferred shareholders of the Company in return for 100% of the outstanding shares of the Company's stock

                     INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
KT Solutions, Inc.
Oakland, California

We have audited the accompanying balance sheets of KT Solutions, Inc., (a California corporation) as of June 30, 1999 and December 31, 1999, and the related statements of operations, shareholders' deficit, and cash flows for the periods then ended. These financial statements are the responsibility of the management of KT Solutions, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KT Solutions, Inc. as of June 30, 1999 and December 31, 1999, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's recurring operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                 /s/ Armanino McKenna LLC
                                     ARMANINO MCKENNA  LLP

May 12, 2000

                         KT SOLUTIONS, INC.
                          Balance Sheets
                December 31, 1999 and June 30, 1999



                        ASSETS
                                                         December 31,  June 30,
                                                            1999         1999
                                                         -----------  -----------
Current assets
  Cash                                                   $    18,352  $   19,771
  Accounts receivable - trade, net of allowance
    of $9,961 ($9,284 in June)                               147,126     198,091
                                                         -----------  ----------
    Total current assets                                     165,478     217,862

Property and equipment, net                                    5,328       7,488

Other assets                                                  26,405      23,673
                                                         -----------  ----------
                                                         $   197,211  $  249,023
                                                         ===========  ==========

        LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                       $   147,179  $  117,097
  Royalties payable                                          350,758      292,996
  Accrued interest                                            78,027      59,000
  Accrued liabilities                                         51,370      47,436
  Deferred revenue                                            20,000           -
  Advances from shareholder                                   36,525      37,608
  Current portion of long term debt                          198,232     145,000
                                                         -----------  ----------
    Total current liabilities                                882,091     699,137
                                                         -----------  ----------
Long term debt                                                     -           -
                                                         -----------  ----------
Shareholders' deficit
  Preferred stock no par value, 10,000,000 shares
   authorized; 435,002 shares issued and outstanding
   (511,634 in June)                                         330,577     388,051
  Common stock no par value, 5,000,000 shares
   authorized; 816,753 shares issued and
   outstanding (821,753 in June)                              99,713     103,463
  Accumulated deficit                                     (1,115,170)   (941,628)
                                                         -----------  ----------
    Total shareholders' deficit                             (684,880)   (450,114)
                                                         -----------  ----------
                                                         $   197,211  $  249,023
                                                         ===========  ==========

The accompanying notes are an integral part of these financial statements.

                                           Six Months Ended  Year Ended
                                              December 31,    June 30,
                                                 1999           1999
                                             -----------    -----------

Sales                                        $   372,755    $ 1,282,792

Cost of sales                                    107,817        229,350
                                             -----------    -----------
Gross profit                                     264,938      1,053,442

Operating expenses
  General and administrative expenses            297,634        575,284
  Research and development costs                 130,335        449,945
  Selling expenses                                 2,637          1,563
                                             -----------    -----------
    Total operating expenses                    (165,668)        26,650
                                             -----------    -----------
Income (loss) from operations

Other income (expense)
  Miscellaneous income                            10,638         21,414
  Interest expense                               (21,285)       (36,784)
  Other income                                     3,573          7,049
                                             -----------    -----------
    Total other expenses                          (7,074)        (8,321)
                                             -----------    -----------
Income (loss) before provision for
 income taxes                                   (172,742)        18,329

Provision for income taxes                           800            800
                                             -----------    -----------
Net income (loss)                            $  (173,542)   $    17,529
                                             ===========    ===========

The accompanying notes are an integral part of these financial statements.

                           KT SOLUTIONS, INC.
                 Statements of Shareholders' Deficit
      For the Periods Ended December 31, 1999 and June 30, 1999



                                                 Preferred Stock           Common Stock                     Total
                                             ----------------------   ---------------------- Accumulated  Shareholders'
                                               Shares      Amount       Shares      Amount      Deficit     Deficit
                                             ----------  ----------   ----------  ----------  -----------  ----------
For the Six Months Ended December 31, 1999
------------------------------------------

Balance, July 1, 1999                           511,634  $  388,051       82,753  $  103,463  $  (941,628) $ (450,114)

  Purchase of outstanding shares                (76,632)    (57,474)      (5,000)     (3,750)                 (61,224)

  Net income                                          -           -            -           -     (173,542)   (173,542)
                                             ----------  ----------   ----------  ----------  -----------  ----------
Balance, December 31, 1999                      435,002  $  330,577      816,753  $   99,713  $(1,115,170  $ (684,880)
                                             ----------  ----------   ----------  ----------  -----------  ----------

For the Year Ended June 30, 1999
--------------------------------

Balance, July 1, 1998                           511,634  $  388,051       78,000  $   72,148  $  (959,157) $ (498,958)

  Conversion of debt to shares                                             1,753      31,315                   31,315

  Net income                                          -           -            -           -       17,529      17,529
                                             ----------  ----------   ----------  ----------  -----------  ----------
Balance, June 30, 1999                          511,634  $  388,051       82,753  $  103,463  $  (941,628) $ (450,114)
                                             ==========  ==========   ==========  ==========  ===========  ==========

The accompanying notes are an integral part of these financial statements.

                         KT SOLUTIONS, INC.
                     Statements of Cash Flows
    For the Periods Ended December 31, 1999 and June 30, 1999




                                              Six Months Ended   Year Ended
                                                December 31,      June 30,
                                                    1999            1999
                                                   ----------    ----------
 Cash flows from operating activities
   Net income (loss)                               $ (173,542)   $   17,529
   Adjustments to reconcile net income (loss) to
    net cash provided by operating activities
     Depreciation                                       2,160         6,642
     Deferred revenue                                  20,000      (444,341)
   Changes in assets and liabilities accounts
     Accounts receivable - trade                       50,965       275,378
     Deposits                                          (2,732)      (15,392)
     Accounts payable                                  30,082        31,896
     Royalties payable                                 57,762       130,441
     Accrued interest                                  19,027        32,463
     Accrued liabilities                                3,934         3,204
                                                   ----------    ----------
    Net cash provided by operating activities           7,656        37,820
                                                   ----------    ----------
Cash flows used in financing activities
  Principal payments on indebtedness                   (7,992)            -
  Payments on advances from shareholders               (1,083)      (24,847)
                                                   ----------    ----------
    Net cash flows used in financing activities        (9,075)      (24,847)
                                                   ----------    ----------
Net increase (decrease) in cash                        (1,419)       12,973

Cash at beginning of period                            19,771         6,798
                                                   ----------    ----------
Cash at end of period                              $   18,352    $   19,771
                                                   ==========    ==========
Supplemental disclosures of cash flow information
  Cash paid during the year for
  Income taxes                                     $      800    $      800
                                                   ==========    ==========
  Debt conversion to shares of stock               $        -    $   31,315
                                                   ==========    ==========
  Debt issued to purchase shares of stock          $   61,224    $        -
                                                   ==========    ==========

The accompanying notes are an integral part of these financial statements.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


1. General and Summary of Significant Accounting Policies

   General

   The Company was incorporated under the laws of California and commenced operations in 1982, as Missaticum, Inc. In 1982 the Company changed its name to Qtrain Corporation and in 1995 it again changed its name to KT Solutions, Inc. The final name change was due to a change in ownership when current management assumed control of the Company. The Company is a developer of technology-based training solutions focused on the information technology education market. The Company has recently signed numerous distribution agreements with companies that market their products on the Internet.

   The Company's offices are located in Oakland, California.  The
   Company grants credit to customers, the largest percentage of whom are under a single franchise that operates throughout the world.

   Basis of presentation

   The Company uses the accrual basis of accounting for financial statement purposes and the cash basis of accounting for tax reporting purposes.

   Cash

   Cash includes cash and cash equivalents. The Company considers cash in banks and short-term investments with original maturities of three months or less to be cash.

   Income taxes

   The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" in fiscal year ended June 30, 1999 and has applied the provisions of the statement on a retroactive basis to all the previous years.

   Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.

   Software revenue recognition policies

   The Company is engaged as a seller and licensor of software.
   Revenue is recognized upon delivery of the software.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


1.   General and Summary of Significant Accounting Policies
   (continued)

   Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going Concern

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years, with the exception of the year ended June 30, 1999. As of December 31, 1999, total liabilities exceed total assets by $684,880. Management is currently in negotiations with outside investors regarding potential equity financing. Realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.
   Management believes that actions presently being taken including the potential sale of the Company as well as signing the various distribution agreements, will revise the Company's operating and financial requirements to provide opportunity for the Company to continue as a going concern.


3.   Royalty Agreements

   The Company, at its inception, entered into settlement agreements with four former shareholders as part of the current management's acquisition agreement. The individuals were to drop all claims against the Company and were not to compete with the Company. The Company is in arrears in its payments to these individuals, by not paying these individuals, the Company has effectively waived its non-competition right. In addition, these individuals are allowed to convert up to 25% of the balance due them into shares of stock of the Company, should it issue shares in a private placement or public offering. None of the individuals have expressed an interest in acquiring any stock or competing with the Company.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


4. Property and Equipment

   Property and equipment is stated at cost. Expenditures for major improvements are capitalized at cost, while maintenance and repairs are expensed as incurred.

   Depreciation of property and equipment is computed primarily by the straight-line method over the estimated useful lives of the related assets.

                                         December 31,  June 30,
                                             1999        1999
                                          ----------  ----------
        Computers and equipment           $   33,819  $   33,819
        Office equipment and furniture        38,129      38,129
                                              71,948      71,948
        Less accumulated depreciation        (66,620)    (64,460)
                                          ----------  ----------
                                          $    5,328  $    7,488
                                          ==========  ==========

   Depreciation expense for the periods ended December 31, 1999 and June 30, 1999 was $2,160 and $6,642, respectively.


5. Notes Payable

     Notes payable as of December 31, 1999 and June 30, 1999, consisted of the following:

                                                       December 31,  June 30,
                                                           1999        1999
                                                        ----------  ----------
        Note payable to related party - unsecured;
       interest at 15%.  Final payment due on
       demand.                                          $   20,000  $   25,000

       Note payable to shareholder - unsecured;
       no monthly payments due.  Note is convertible
       to preferred stock at the option of the note
       holder, provided certain conditions are met.
       Interest accrues at 20% annually.                  120,000      120,000



                                 F-36

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


5. Notes Payable (continued)
                                                       December 31,  June 30,
                                                           1999        1999
                                                        ----------  ----------
       Note payable to former shareholder,
         secured by stock certificates.  Monthly
         principal payments of $2,000, bearing
         interest at 10%, with the balance due in
         full on October 1, 2000.                       $   58,232  $       -
                                                           198,232    145,000
         LESS CURRENT PORTION                             (198,232)  (145,000)
                                                        $        -  $       -

6. Operating Leases

   The Company leases its facilities in Oakland from an unrelated third party. Annual rent under this five-year lease, which expires on February 28, 2005, escalates each year as described in the agreement. Future minimum lease payments for the years ended June 30 under this lease are as follows: 2000 - $12,700; 2001 - $54,672; 2002 - $59,304; 2003 - $63,936; 2004 - $63,936 and 2005 -
   $42,624.


7. Preferred Stock

   The Company's preferred stock is eligible to receive a $6 dividend on an annual basis should the board of directors elect to declare dividends. No dividends were declared during the year ended June 30, 1999 or the six months ended December 31, 1999.


8. Advances from Shareholder

   The Company's majority shareholder, along with another company controlled by the Company's majority shareholder, have combined to advance funds to the Company. Neither of these related parties is currently charging the Company interest and the amounts are due on demand. As of December 31 and June 30, 1999, the outstanding balances were $36,525 and $37,608, respectively.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


9. Income Taxes

   The provision for income taxes reflected in the statements of operations contains only the minimum state income tax amounts, as the Company has sustained losses during its history and has net operating loss carryforwards sufficient to offset taxable income. As of December 31, 1999, the Company had $508,441 in net operating loss carryforwards set to expire beginning in 2011. However, a valuation reserve has been set up to reserve 100% of the potential asset, as the benefits are not likely to be recognized given the Company's historical losses.


10.      Major Customers

   Sales under one licensing agreement comprised 84.3% and 86.8% of the Company's revenues during the periods ended December 31, 1999 and June 30, 1999, respectively. Related receivables from this license agreement aggregated $100,598 and $195,279 as of December 31, 1999 and June 30, 1999, respectively.


11.      Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk with respect to trade receivables arise because the largest percentage of customers granted credit are franchise operations of a national franchisee who has a license agreement with the Company that can be terminated in 90 days at the convenience of the licensee.


12.     Related Party Transactions

   Notes payable

   All of the Company's debt has been issued to either shareholders or former shareholders. See Note 5 for description of terms and amounts.

   Advances payable

   The Company has received advances from its majority shareholder as described in Note 8.

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                       _________________________


13.Stock Options

   As of June 1997, the Company had granted to two employees the option to purchase shares of the Company's stock. A total of 15,000 shares were reserved for their purchase at $0.075 and 5,000 shares at $1.00, although they were not part of a formal stock option plan. In January 1998, an additional 15,000 shares were reserved for one of these employees with a purchase price of $2 per share. The option to purchase shares amortizes ratably over a four-year period.

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for options granted. Had compensation cost for stock options granted been determined based on the fair value of the options consistent with the provisions of SFAS No. 123, the Company's net income for the periods ended December 31, and June 30, 1999 would have been reduced negligibly. A summary of the status of the plan as of December 31, 1999, and the changes during the year then ended is presented below:
                                                       Weighted
                                                       Average
                                           Stock      Price Per
                                          Options        Share
                                          --------    ----------
   Outstanding at June 30, 1998            35,000         $0.46
      Granted                                -             -
      Exercised                              -             -
      Expired / Forfeited                    -             -
   Outstanding at June 30, 1999            35,000         $0.46
   Vested shares at June 30, 1999          15,000         $0.46
   Exercisable shares at June 30, 1999     35,000         $0.46
     Granted                                  -             -
      Exercised                              -             -
      Expired / Forfeited                    -             -

   Outstanding at December 31, 1999        35,000         $0.46
   Vested shares at December 31, 1999      18,750         $0.46
   Exercisable shares at December 31, 1999 35,000         $0.46

                          KT SOLUTIONS, INC.
                     Notes to Financial Statements
                     JUNE 30 AND DECEMBER 31, 1999
                      ___________________________


14.Subsequent Events

   Subsequent to December 31, 1999, the Board of Directors signed a letter of intent to acquire 100% of the outstanding shares of stock in one of its vendors in exchange for newly issued shares of the Company.

   The Company entered into a capital lease agreement with a third party to finance the purchase of computer equipment. The lease commenced in January, 2000 and has a 36-month term with monthly payments of $871.

   Finally, subsequent to December 31, 1999, the Company signed a letter of intent to sell 100% of its outstanding shares of stock to another company.